FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin  53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, President



          RIDGESTONE FINANCIAL REPORTS AN INCREASE OF 93% IN NET INCOME
      FOR THE SECOND QUARTER OF 2003, AND 119% INCREASE FOR THE SIX MONTHS
              ENDED JUNE 30, 2003; ANNOUNCES STOCK REPURCHASE PLAN



Brookfield, Wisconsin, July 22, 2003 - RidgeStone Financial Services, Inc. (OTC:
RFSV) reported a 93% increase in after-tax net income to $218,515 for the second quarter of 2003 compared with after-tax net income of $113,006 for the same period of the prior year. Diluted earnings per share increased to $.23 in the second quarter of 2003 as compared to $.12 per share for the same period of 2002. For the six months ended June 30, 2003, after-tax net income was $416,547, up 119% and diluted earnings per share were $.44 as compared to net income of $190,303 and diluted earnings per share of $.21 for the six months ended June 30, 2002.

Net interest income before provision for loan losses for the second quarter of 2003 increased over the same period last year by $231,815 or 33% to $933,566. For the six months ended June 30, 2003, net interest income before provision for loan losses was $1,813,807, an increase of $460,428 or 34% over the six months ended June 30, 2002. The increase in net interest income was primarily due to increased loan volume. Net interest margin for the six months ended June 30, 2003 was 4.62% compared to 4.00% for the same period last year.

Noninterest income increased by $149,622 or 137% to $258,899 for the three months ended June 30, 2003, compared to $109,277 for the same period in the prior year. Noninterest income for the six months ended June 30, 2003 increased by $240,538 or 102% to $476,989 compared to $236,451 for the same period in 2002. For the three and six months ended June 30, 2003, gains on sales of loans related to long-term mortgage loans sold in the secondary market were the primary factor for the increase over the prior period.

Noninterest expenses for the three and six months ended June 30, 2003 were $807,615 and $1,569,226, an increase over the prior period of 30% and 25%, respectively. The increase is attributable primarily to legal and accounting costs related to compliance with new legislation, along with increased marketing and personnel expenses.

Deposits were $76.9 million at June 30, 2003 compared to $71.2 million at December 31, 2002. Gross loans outstanding were $77.4 million at June 30, 2003 compared to $74.0 million at December 31, 2002. Assets grew by $7.3 million or 9% to $93.3 million at June 30, 2003 compared to $86.0 million at December 31, 2002.

Book value was $9.15 per share as of June 30, 2003 compared to $8.31 per share for the same period last year.

FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin  53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, President

Paul E. Menzel, President of the Company, stated, "Our earnings have improved significantly due to several factors. The low rate environment has resulted in the opportunity for refinancing mortgages in the long-term, fixed rate market which has resulted in increased mortgage fee income for the Bank. Also, loan volume has increased and our net interest margin has improved from 4.00% to 4.62%."

The Company also announced today that its Board of Directors has authorized the repurchase of up to 50,000 shares of its outstanding common stock. Repurchases are to be effected from time to time in the open market, pursuant to privately negotiated transactions or otherwise. The Company intends to fund its repurchases from its available cash resources. The Company has 877,659 shares currently outstanding.

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company's stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements
-----------------------------------------
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects," or other words of similar import. Similarly, statements that describe the Company's future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company's market area, loan delinquency rates, and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                RIDGESTONE FINANCIAL SERVICES, INC AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2003 and December 31, 2002

                                                                  June 30,            December 31,
                                                                    2003                  2002
                                                                 (Unaudited)
                                                             -----------------     -----------------
ASSETS
Cash and due from banks                                      $       5,513,181     $       4,431,478
                                                             -----------------     -----------------
    Total cash and cash equivalents                                  5,513,181             4,431,478
                                                             -----------------     -----------------

Interest bearing deposits in banks                                      88,559                87,427
Available for sale securities-stated at fair value                     554,200               138,460



Loans receivable                                                    77,381,225            73,986,943
Less: Allowance for estimated loan losses                             (810,157)             (736,118)
                                                             -----------------     -----------------
Net loans receivable                                                76,571,068            73,250,825
                                                             -----------------     -----------------

Mortgage loans held for sale                                         4,068,000             2,160,021
Premises and equipment, net                                          2,517,711             2,488,734
Cash surrender value of life insurance                               2,296,016             2,252,516
Accrued interest receivable and other assets                         1,666,158             1,157,560
                                                             -----------------     -----------------

          Total Assets                                       $      93,274,893     $      85,967,021
                                                             =================     =================


LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
          Demand                                             $      17,037,561    $       14,352,801
          Savings and NOW                                           28,444,379            29,680,304
          Other Time                                                31,368,541            27,152,835
                                                             -----------------     -----------------
            Total deposits                                          76,850,481            71,185,940
                                                             -----------------     -----------------

Federal funds purchased                                                 85,000             1,112,000
Other borrowings                                                     4,500,000             4,500,000
Accrued interest payable and other liabilities                       2,306,213             1,568,170
Guaranteed preferred beneficial interests in the
    Corporation's subordinated debentures                            1,500,000                     0

                                                             -----------------     -----------------
          Total Liabilities                                         85,241,694            78,366,110
                                                             -----------------     -----------------

STOCKHOLDERS' EQUITY
Preferred  stock, no par value, 2,000,000 shares authorized, no shares issued
Common stock, no par value: 10,000,000 shares authorized;
    877,659 shares issued and outstanding                            8,423,619             8,423,619
Accumulated deficit                                                   (390,917)             (807,465)
Accumulated other comprehensive income(loss)                               497               (15,243)
                                                             -----------------     ----------------

          Total Stockholders' Equity                                 8,033,199             7,600,911
                                                             -----------------     -----------------

          Total Liabilities and Stockholders' Equity         $      93,274,893     $      85,967,021
                                                             =================     =================

                RIDGESTONE FINANCIAL SERVICES, INC AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                Three and Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                   Three Months Ended                        Six Months Ended
                                          ------------------------------------     ------------------------------------

                                            June 30, 2003       June 30, 2002        June 30, 2003       June 30, 2002
                                          -----------------  -----------------     -----------------  -----------------

Interest income
          Interest and fees on loans      $       1,283,657  $       1,085,715     $       2,542,312  $       2,117,877
          Interest on federal funds sold                  3             25,748                     3             56,233
          Interest on deposits in banks                 568                727                 1,133              1,444
                                          -----------------  -----------------     -----------------  -----------------
              Total interest income               1,284,228          1,112,190             2,543,448          2,175,554
                                          -----------------  -----------------     -----------------  -----------------

Interest expense
          Interest on deposits                      297,350            375,249               618,115            767,131
          Interest on borrowed funds                 53,312             35,190               111,526             55,044
                                          -----------------  -----------------     -----------------  -----------------
              Total interest expense                350,662            410,439               729,641            822,175
                                          -----------------  -----------------     -----------------  -----------------

Net interest income before provision
          for loan losses                           933,566            701,751             1,813,807          1,353,379

Provision for loan losses                            45,000             25,000                75,000             60,000
                                          -----------------  -----------------     -----------------  -----------------
Net interest income after provision
           for loan losses                          888,566            676,751             1,738,807          1,293,379

Non-interest income
          Secondary market loan fees                142,169             17,596               232,080             47,031
          Gain on sale of other real estate          11,317                  0                13,638                  0
          Service charges on deposit accounts        39,230             37,033                74,856             68,790
          Increase in cash surrender value           31,500             21,978                63,000             65,283
          Other income                               34,683             32,670                93,415             55,347
                                          -----------------  -----------------     -----------------  -----------------
              Total noninterest income              258,899            109,277               476,989            236,451
                                          -----------------  -----------------     -----------------  -----------------

Non-interest expense
          Salaries and employee benefits            456,755            398,577               894,602            800,570
          Occupancy and equipment expense            64,963             55,845               122,666            128,332
          Other expense                             285,897            164,696               551,958            325,421
                                          -----------------  -----------------     -----------------  -----------------
              Total noninterest expense             807,615            619,118             1,569,226          1,254,323
                                          -----------------  -----------------     -----------------  -----------------

Income before income taxes                          339,850            166,910               646,570            275,507
                                          -----------------  -----------------     -----------------  -----------------

Provision for income taxes                          121,335             53,904               230,023             85,204
                                          -----------------  -----------------     -----------------  -----------------

Net income                                $         218,515  $         113,006     $         416,547  $         190,303
                                          =================  =================     =================  =================

Earnings per share -- Basic               $            0.25  $            0.13     $            0.47  $            0.22
                   -- Diluted             $            0.23  $            0.12     $            0.44  $            0.21

Average shares outstanding                          877,659            876,492               877,659            876,492
Book value                                $            9.15  $            8.31     $            9.15  $            8.31